UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 7, 2007

NeoMagic Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-22009	77-0344424
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3250 Jay Street, Santa Clara, California	95054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (408) 988-7020

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

On June 7, 2007, NeoMagic Corporation (the “Company”) announced that, effective as of August 6, 2007 (the “Start Date”), Steven P. Berry will be Vice President of Finance and Chief Financial Officer of the Company.

Mr. Berry, who is 47, has worked at Sipex Corporation, a semiconductor company that designs, manufactures and markets a broad portfolio of high performance, value-added, analog integrated circuits for original equipment manufacturers doing business in the high growth markets of networking, computing, communications, and optical storage, from May 2004 as Vice President of Finance. From June 2000 to January 2004, Mr. Berry worked at BRECIS Communications, a semiconductor company that designed and manufactured multiservice processors, including a system on a chip, as its Vice President of Finance, Chief Accounting Officer and Assistant Secretary.

Mr. Berry will be provided with the Company’s standard indemnification agreement for directors and executive-level employees. Mr. Berry and the Company have entered into an employment agreement. In addition, Mr. Berry and the Company entered into an oral consulting agreement under which Mr. Berry is scheduled to work approximately one day a week and be paid at an hourly rate of $108 per hour for a maximum of 8 hours a day. The consulting agreement will terminate on Mr. Berry’s start date with the Company.

The following is a brief description of the material terms of the employment agreement of Mr. Berry:

•	Mr. Berry will receive an annual base salary of $225,000 per year and will be an employee at will.

•	Mr. Berry will receive a signing bonus of $3,325.

•

Mr. Berry will receive an option to purchase 85,000 shares of the Company’s common stock at an exercise price equal to the closing bid price per share of the Company’s common stock on the Nasdaq Global Market on the Start Date (the “Option”). Subject to Mr. Berry’s continuing employment, the Option shall vest as to 25% of the total shares subject to the Option one year after the Start Date and 1/48 of the total shares subject to the Option each month thereafter, so that all the shares subject to the Option shall vest four years after the Start Date.

•

Upon a change in control, Mr. Berry will receive a lump sum payment in an amount equal to one year of salary. “Change in Control” is defined as (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; or (ii) the date of the consummation of a merger or consolidation of the Company with any other corporation that has been approved by the stockholders of the Company, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (iii) the date of the consummation of the sale or disposition by the Company of all or substantially all the Company’s assets (for these purposes, a substantial sale or disposition will in no event be considered to occur unless at least sixty percent (60%) of the total gross fair market value of all of the assets of the Company are sold or disposed of).

•

Upon a termination of Mr. Berry’s employment (1) by the Company other than for cause, (2) due to Mr. Berry’s death or disability, or (3) by Mr. Berry for good reason, Mr. Berry will receive: (1) a lump sum payment in an amount equal to six months of salary, (2) Company-paid coverage for Mr. Berry and his eligible dependents under the Company’s benefit plans for twelve (12) months following such termination, and (3) the right to exercise all vested and outstanding stock options and stock appreciation rights granted to Mr. Berry by the Company for six (6) months from the effective date of such termination.

•

Upon a termination of Mr. Berry’s employment in connection with a change in control by the Company other than for cause, or by Mr. Berry for good reason, Mr. Berry will receive: (1) a lump sum payment in an amount equal to nine months of salary (which payment is in addition to the payment made upon a change of control), (2) Company-paid coverage for Mr. Berry and his eligible dependents under the Company’s benefit plans for twelve (12) months following such termination, (3)

all outstanding options, stock appreciation rights or other similar rights to acquire Company common stock that are not otherwise vested as of such date shall immediately vest in full, and (4) the right to exercise all vested and outstanding stock options and stock appreciation rights granted to Mr. Berry by the Company for six (6) months from the effective date of such termination.

•

If Mr. Berry resigns voluntarily, such resignation is not for good reason, and he gives the Company at least 60 days’ notice of resignation, Mr. Berry will receive 6 months accelerated vesting of all outstanding options, stock appreciation rights or other similar rights to acquire Company common stock that are not otherwise vested, such acceleration effective as of the 60th day after Mr. Berry has delivered his notice of resignation to the Company.

•

“Cause” is defined as (i) the willful failure by Mr. Berry to substantially perform Mr. Berry’s material duties under the employment agreement other than a failure resulting from the Mr. Berry’s Disability, (ii) Mr. Berry’s conviction of or plea of nolo contendere to the commission of any felony or gross misdemeanor, but only if such event significantly harms the Company’s reputation or business; (iii) any fraud, misrepresentation or gross misconduct by Mr. Berry that is materially injurious to the Company; (iv) a material and willful violation by Mr. Berry of a federal or state law or regulation applicable to the business of the Company which is materially injurious to the Company, and (v) Mr. Berry’s willful breach of a material provision of the employment agreement.

•

“Disability” is defined as Mr. Berry’s inability to properly perform his duties by reason of incapacity for a period of more than ninety (90) consecutive days or one hundred eighty (180) days in any twelve-month period as the result of a mental or physical condition which, in the reasonable opinion of a medical doctor selected by the Board, can be expected to be permanent or to be of an indefinite duration and which renders Mr. Berry unable to carry out the job responsibilities held by, or the tasks assigned to, Mr. Berry immediately prior to the time the disabling condition was incurred (including, without limitation, if Mr. Berry is unable to travel by air for medical reasons), or which entitles Mr. Berry to receive disability payments under any long-term disability insurance policy which covers Mr. Berry.

•

“Good Reason” is defined as Mr. Berry’s resignation within thirty (30) days following the expiration of any Company cure period (discussed below) following the occurrence of one or more of the following, without the Mr. Berry’s consent: (i) the assignment to Mr. Berry of any duties, or the reduction of the Mr. Berry’s duties, either of which results in a material diminution of the Mr. Berry’s authority, duties, or responsibilities with the Company in effect immediately prior to such assignment, or the removal of the Mr. Berry from such position and responsibilities; provided, however, that a reduction in authority, duties, or responsibilities solely by virtue of a Change in Control shall not constitute “Good Reason” unless such reduction results in the removal of Mr. Berry from his position as Vice President of Finance and Chief Financial Officer in connection with a Change of Control; (ii) a material reduction of Mr. Berry’s base salary (in other words, a reduction of more than ten percent of Mr. Berry’s base salary in any one year); (iii) a material change in the geographic location at which Mr. Berry must perform services (in other words, the relocation of Mr. Berry to a facility that is more than twenty-five (25) miles from Mr. Berry’s current location); (iv) the failure of the Company to obtain assumption of the employment agreement by any successor; and (v) the willful breach by the Company of a material provision of the employment agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NeoMagic Corporation
(Registrant)

Date: June 13, 2007	/s/ Douglas R. Young
Douglas R. Young
Chief Executive Officer